                                    EXHIBIT 20
--------------------------------------------------------------------------------





                                   TMTT, INC.,


                                       AND

                        TOYOTA MOTOR CREDIT CORPORATION,


                                       AND

                         U.S. BANK NATIONAL ASSOCIATION



                         TOYOTA AUTO LEASE TRUST 1998-C
                      AUTO LEASE ASSET-BACKED CERTIFICATES





                           INSTRUMENT OF AMENDMENT OF
                       1998-C SUBI SERVICING SUPPLEMENT TO
               AMENDED AND RESTATED TRUST AND SERVICING AGREEMENT
                           Dated as of October 1, 1996








                           Dated as of March 31, 2001


--------------------------------------------------------------------------------

                         TOYOTA AUTO LEASE TRUST 1998-C

                      AUTO LEASE ASSET-BACKED CERTIFICATES

                           INSTRUMENT OF AMENDMENT OF

                        1998-C SUBI SERVICING SUPPLEMENT

         THIS INSTRUMENT OF AMENDMENT, dated as of March 31, 2001 (the "Amendment"), among TMTT, Inc. ("TMTT"), in its capacity as titling trustee (the "Titling Trustee"), Toyota Motor Credit Corporation ("TMCC"), in its capacity as Servicer (the "Servicer") and U.S. Bank National Association ("U.S. Bank"), in its capacity as the trust agent (the "1998-C Trust Agent"), is made with respect to amending the 1998-C SUBI Servicing Supplement to the Amended and Restated Trust and Servicing Agreement, dated as of December 1, 1998 (the "1998-C SUBI Servicing Supplement"), among TMTT, TMCC and U.S. Bank.


                                    RECITALS

         WHEREAS, TMCC has changed the date of its fiscal year end from September 30 to March 31, and desires to cause the fiscal year end dates for its subsidiaries (including TMCRC) and for each securitization trust formed thereby to be changed so as to remain consistent with that of TMCC; and

         WHEREAS, the parties hereto wish to enter into this Amendment in order to amend and supplement certain provisions of the 1998-C SUBI Servicing Supplement to effect such changes and to modify the dates on which the Servicer is required to deliver certain certificates and reports as to which such change is relevant;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. For all purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Annex of Definitions to the Titling Trust Agreement, or the Annex of Supplemental Definitions attached to the 1998-C SUBI Supplement.

         SECTION 2. AMENDMENT TO SECTION 5.02. The first sentence of the first paragraph of Section 5.02 is amended to read as follows:

                  "Within 120 days after March 31 of each fiscal year for the Servicer (commencing with the year ended March 31, 2001), the Servicer shall deliver to the Titling Trustee, the 1998-C Securitization Trustee and the UTI Beneficiary (if TMCC is no longer both the Servicer and the UTI Beneficiary) a report prepared by the Independent Accountants of the Servicer concerning their review of the activities of the Servicer during the preceding 12-month period ended March 31 (or other applicable period in the case of the first such report or letter) to the effect that such accountants have reviewed certain records and documents relating to the servicing of the 1998-C Contracts under this Agreement (using procedures specified in such report or letter) and as a result of such review, and in connection with such procedures, they are reporting such exceptions, if any, as shall be set forth therein."

         SECTION 3. AMENDMENT TO SECTION 5.03(a). Section 5.03(a) is amended to read as follows:

                  "Within 120 days after March 31 of each calendar year (commencing with the fiscal year ended March 31, 2001), the Servicer shall deliver an Officer's Certificate to the Titling Trustee and the 1998-C Securitization Trustee to the effect that a review of the activities of the Servicer during the prior fiscal year (or since the Closing Date in the case of the first such Officer's Certificate) has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period the Servicer has performed and observed all of its obligations under this 1998-C SUBI Servicing Supplement, and either (i) stating that, to the best of his or her knowledge, no default by the Servicer under this 1998-C SUBI Servicing Supplement has occurred and is continuing, or (ii) if such a default has occurred and is continuing, specifying such default and the nature and status thereof."


               [Remainder of the page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                             TMTT, INC.,
                                as Titling Trustee


                             By: /s/ MELISSA A. ROSAL
                                -----------------------------
                                Name:   Melissa A. Rosal
                                Title:  Vice President


                             TOYOTA MOTOR CREDIT CORPORATION,
                                 as Servicer


                             By:  /s/ GEORGE E. BORST
                                 ------------------------------
                                 Name:   George E. Borst
                                 Title:  President and Chief
                                         Executive Officer




                             U.S. BANK NATIONAL ASSOCIATION,
                                 as 1998-C Trust Agent


                             By: /s/ MELISSA A. ROSAL
                                 ------------------------------
                                 Name:   Melissa A. Rosal
                                 Title:  Vice President






                                     S-1